JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC

By:	/s/ Blair Flicker	Date: July 25, 2018
Name:	Blair Flicker
Title:	Attorney-in-Fact

INSIGHT VENTURE ASSOCIATES GROWTH-BUYOUT COINVESTMENT, LTD.

By:	/s/ Blair Flicker	Date: July 25, 2018
Name:	Blair Flicker
Title:	Authorized Officer
INSIGHT VENTURE ASSOCIATES GROWTH-BUYOUT COINVESTMENT, L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner

By:	/s/ Blair Flicker	Date: July 25, 2018
Name:	Blair Flicker
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND, L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P., its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner

By:	/s/ Blair Flicker	Date: July 25, 2018
Name:	Blair Flicker
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (CAYMAN), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P., its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner

By:	/s/ Blair Flicker	Date: July 25, 2018
Name:	Blair Flicker
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (DELAWARE), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P., its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner

By:	/s/ Blair Flicker	Date: July 25, 2018
Name:	Blair Flicker
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (B), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P., its general partner
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner

By:	/s/ Blair Flicker	Date: July 25, 2018
Name:	Blair Flicker
Title:	Authorized Officer